Exhibit (e)(26)

Pacific Select Fund – Distribution Agreement Exhibit A, effective October 31, 2016

EXHIBIT A

to

DISTRIBUTION AGREEMENT

(Between Pacific Select Fund and Pacific Select Distributors, LLC)

Funds	Share Class(es)

U.S. Fixed Income Funds:
Core Income Portfolio	I, P
Diversified Bond Portfolio	I, P
Floating Rate Income Portfolio	I, P
Floating Rate Loan Portfolio	I, P
High Yield Bond Portfolio	I, P
Inflation Managed Portfolio	I, P
Inflation Strategy Portfolio	I, P
Managed Bond Portfolio	I, P
Short Duration Bond Portfolio	I, P

Non-U.S. Equity Fixed Income Funds:
Emerging Markets Debt Portfolio	I, P

U.S. Equity Funds:
Comstock Portfolio	I, P
Dividend Growth Portfolio	I, P
Equity Index Portfolio	I, P
Focused Growth Portfolio	I, P
Growth Portfolio	I, P
Large-Cap Growth Portfolio	I, P
Large-Cap Value Portfolio	I, P
Long/Short Large-Cap Portfolio	I, P
Main Street® Core Portfolio	I, P
Mid-Cap Equity Portfolio	I, P
Mid-Cap Growth Portfolio	I, P
Mid-Cap Value Portfolio	I, P
Small-Cap Equity Portfolio	I, P
Developing Growth Portfolio (formerly named Small-Cap Growth Portfolio)	I, P
Small-Cap Index Portfolio	I, P
Small-Cap Value Portfolio	I, P
Small-Cap Growth Portfolio	P
Value Advantage Portfolio	I, P

Non-U.S. Equity Funds:
Emerging Markets Portfolio	I, P
International Large-Cap Portfolio	I, P
International Small-Cap Portfolio	I, P
International Value Portfolio	I, P

Sector Funds:
Health Sciences Portfolio	I, P
Real Estate Portfolio	I, P
Technology Portfolio	I, P

Pacific Select Fund – Distribution Agreement Exhibit A, effective October 31, 2016

Alternative Strategies Funds:
Currency Strategies Portfolio	I, P
Global Absolute Return Portfolio	I, P
Equity Long/Short Portfolio	I, P
Diversified Alternatives Portfolio	I

Asset Allocation/Balanced Funds:
Pacific Dynamix – Conservative Growth Portfolio	I
Pacific Dynamix – Moderate Growth Portfolio	I
Pacific Dynamix – Growth Portfolio	I
Portfolio Optimization Conservative Portfolio	I
Portfolio Optimization Moderate Conservative Portfolio	I
Portfolio Optimization Moderate Portfolio	I
Portfolio Optimization Growth Portfolio	I
Portfolio Optimization Aggressive-Growth Portfolio	I
PSF DFA Balanced Allocation Portfolio	D

Pacific Dynamix Underlying Funds:	P
PD Aggregate Bond Index Portfolio	P
PD High Yield Bond Market Portfolio	P
PD Large-Cap Growth Index Portfolio	P
PD Large-Cap Value Index Portfolio	P
PD Small-Cap Growth Index Portfolio	P
PD Small-Cap Value Index Portfolio	P
PD International Large-Cap Portfolio	P
PD Emerging Markets Portfolio	P
PD 1-3 Year Corporate Bond Portfolio

Effective:  October 31, 2016, agreed to and accepted by:

PACIFIC SELECT FUND

BY:	/s/ Howard T. Hirakawa	BY:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Senior Vice President	Title:	VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

BY:	/s/ Gregory L. Keeling	BY:	/s/ Jane M. Guon
Name:	Gregory L. Keeling	Name:	Jane M. Guon
Title:	VP & Chief Financial Officer	Title:	Secretary